Exhibit 99.1

Luna Innovations Reports Record Second Quarter 2018
(ROANOKE, VA, August 1, 2018) - Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today reported record financial results for the three and six months ended June 30, 2018.

•	Fifth consecutive quarter of year-over-year revenue growth and positive net income from continuing operations

•	Total revenues of $13.8 million for the three months ended June 30, 2018, up 22% compared to the three months ended June 30, 2017

•	Net income improved significantly to $1.1 million for the three months ended June 30, 2018, compared to $(0.2) million for the prior-year fiscal quarter

•	Adjusted EBITDA improved to $1.3 million for the three months ended June 30, 2018 compared to $0.6 million for the prior-year fiscal quarter

Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") is a non-GAAP financial metric used by management to measure operating performance. This term is defined elsewhere in this release. Please see schedules appearing later in this release for reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.

“I’m very proud of the Luna team for driving the businesses to another strong quarter of growth,” said Scott Graeff, President and Chief Executive Officer of Luna. “The double-digit revenue percentage increases we saw across our business segments led to strong revenue growth year-over-year, and we achieved positive net income from continuing operations for a record fifth consecutive quarter.”

In a separate release issued today, Luna also announced it has sold its Optoelectronic Solutions business to OSI Optoelectronics, Inc. a subsidiary of OSI Systems, Inc., a leader in the development and manufacture of optoelectronic OEM and custom solutions for leading technologies and industries.

“As we’ve mentioned previously, we are well positioned to drive growth in Luna’s core fiber optic-based test and measurement business to better serve this rapidly expanding market, which is projected to grow to more than $9 billion by 2025,” Graeff continued. “Divesting our Optoelectronics Solutions business to an industry leader such as OSI allows us to focus on our core strengths and competitive advantages, as well as underscores our overall reputation for technological excellence. Culturally, the divestiture is a great fit with OSI, and we thank all of the Optoelectronic Solutions employees for their many contributions while they were part of the Luna team.”

Second-Quarter and Six-Month Financial Summary
Total revenues for the three months ended June 30, 2018 were $13.8 million compared to $11.3 million for the three months ended June 30, 2017. Technology development revenues increased 19% to $5.5 million for the three months ended June 30, 2018, compared to $4.6 million for the three months ended June 30, 2017. Total products and licensing revenues increased 24% to $8.3 million for the three months ended June 30, 2018, compared to $6.7 million for the three months ended June 30, 2017. The increase in the products and licensing revenues for the three months ended June 30, 2018 compared to the three months ended June 30, 2017 was partially due to a 146% increase in sensing equipment, which includes Luna's ODiSI products. The increase in technology development revenues for the three months ended June 30, 2018 compared to the prior-year period was due to continued growth in government research in advancing optical and bio-medical technologies and Luna's success in winning these research contracts.

Gross profit was $5.7 million, or 41% of revenues, for the three months ended June 30, 2018, compared to gross profit of $4.4 million, or 39% of revenues, for the three months ended June 30, 2017.
Selling, general and administrative ("SG&A") expenses were $3.8 million for the three months ended June 30, 2018, compared to $3.4 million for the three months ended June 30, 2017. Research, development and engineering ("R&D") expenses were $1.0 million for the three months ended June 30, 2018, compared to $0.8 million for the three months ended June 30, 2017. The increase in SG&A and in R&D expenses were due partially to the hiring of additional sales and marketing professionals as well as engineers in the Lightwave division, Luna's fiber optic test and measurement business.

Net income from continuing operations improved to $1.1 million for the three months ended June 30, 2018, compared to $0.1 million for the three months ended June 30, 2017.

Net income attributable to common stockholders for the three months ended June 30, 2018 was $1.0 million, compared to a net loss attributable to common stockholders of $(0.3) million for the three months ended June 30, 2017. Adjusted EBITDA was $1.3 million for the three months ended June 30, 2018, compared to $0.6 million for the three months ended June 30, 2017.

For the first six months of fiscal 2018, Luna reported net income of $1.2 million compared to a net loss of $(1.6) million. Net income from continuing operations improved by $2.0 million, to $1.2 million, or $0.04 per share, for the six months ended June 30, 2018, compared to a net loss from continuing operations of $(0.8) million, or $(0.03) per share, for the six months ended June 30, 2017. Adjusted EBITDA was $1.9 million for the six months ended June 30, 2018 compared $0.4 million for the six months ended June 30, 2017. A reconciliation of net income/(loss) to adjusted EBITDA can be found in the schedules included in this release.

Non-GAAP Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, which excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). Adjusted EBITDA provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.
Conference Call Information
As previously announced, Luna will conduct an investor conference call at 8:30 am (EDT) today to discuss its financial results for the three and six months ended June 30, 2018, the sale of the Optoelectronic Solutions business and other recent business developments. The call can be accessed by dialing 844.578.9643 domestically or 270.823.1522 internationally prior to the start of the call. The participant access code is 9985726. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.
About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance fiber optic test products for the telecommunications industry and distributed fiber optic sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna's business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding its growth potential, the growth of the fiber optic-based test and measurement market, and its business focus. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, failure of target market to grow and expand, technological and strategic challenges and those risks and uncertainties set forth in Luna’s periodic reports and other filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.
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Luna Innovations Incorporated
Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Revenues:
Technology development	$5,466,281	$4,602,272	$10,103,056	$8,838,375
Products and licensing	8,306,367	6,690,759	15,862,763	12,541,554
Total revenues	13,772,648	11,293,031	25,965,819	21,379,929
Cost of revenues:
Technology development	3,945,126	3,443,954	7,298,628	6,553,423
Products and licensing	4,155,054	3,482,867	7,968,605	6,583,913
Total cost of revenues	8,100,180	6,926,821	15,267,233	13,137,336
Gross profit	5,672,468	4,366,210	10,698,586	8,242,593
Operating expense:
Selling, general and administrative	3,767,456	3,367,716	7,577,072	7,089,889
Research, development and engineering	1,003,863	818,891	2,105,352	1,747,662
Total operating expense	4,771,319	4,186,607	9,682,424	8,837,551
Operating income/(loss)	901,149	179,603	1,016,162	(594,958)
Other income/(expense):
Investment income	100,846	—	175,756	—
Other income/(expense)	1,187	(1,225)	2,583	(869)
Interest expense	(33,988)	(60,386)	(75,234)	(124,760)
Total other income/(expense)	68,045	(61,611)	103,105	(125,629)
Income/(loss) from continuing operations before income taxes	969,194	117,992	1,119,267	(720,587)
Income tax (benefit)/expense	(98,133)	40,937	(96,736)	67,627
Net income/(loss) from continuing operations	1,067,327	77,055	1,216,003	(788,214)
Loss from discontinued operations, net of income tax of $0	—	(298,817)	—	(789,534)
Net loss from discontinued operations	—	(298,817)	—	(789,534)
Net income/(loss)	1,067,327	(221,762)	1,216,003	(1,577,748)
Preferred stock dividend	63,235	29,536	127,660	63,632
Net income/(loss) attributable to common stockholders	$1,004,092	$(251,298)	$1,088,343	$(1,641,380)
Net income/(loss) per share from continuing operations:
Basic	$0.04	$—	$0.04	$(0.03)
Diluted	$0.03	$—	$0.04	$(0.03)
Net loss per share from discontinued operations:
Basic	$—	$(0.01)	$—	$(0.03)
Diluted	$—	$(0.01)	$—	$(0.03)
Net income/(loss) per share attributable to common stockholders:
Basic	$0.04	$(0.01)	$0.04	$(0.06)
Diluted	$0.03	$(0.01)	$0.03	$(0.06)
Weighted average common shares and common equivalent shares outstanding:
Basic	27,531,361	27,600,147	27,368,185	27,570,919
Diluted	31,506,745	32,579,379	31,257,277	27,570,919

Luna Innovations Incorporated
Consolidated Balance Sheets

	June 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$33,292,800	$36,981,533
Accounts receivable, net	9,385,772	7,869,168
Receivable from sale of HSOR business	4,001,833	4,000,976
Contract assets	3,231,770	1,778,142
Inventory	6,906,998	6,951,110
Prepaid expenses and other current assets	1,054,984	1,220,650
Total current assets	57,874,157	58,801,579
Long-term contract assets	308,093	209,699
Property and equipment, net	3,323,749	3,453,741
Intangible assets, net	3,137,083	3,237,593
Goodwill	502,000	502,000
Other assets	18,024	18,024
Total assets	$65,163,106	$66,222,636
Liabilities and stockholders’ equity
Liabilities:
Current liabilities:
Current portion of long-term debt obligations	$1,527,828	$1,833,333
Current portion of capital lease obligations	34,661	43,665
Accounts payable	3,787,701	2,962,863
Accrued liabilities	5,554,481	6,557,649
Contract liabilities	1,400,922	3,428,625
Total current liabilities	12,305,593	14,826,135
Long-term deferred rent	1,109,397	1,184,438
Long-term debt obligations	—	603,007
Long-term capital lease obligations	54,970	71,275
Total liabilities	13,469,960	16,684,855
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001, 1,321,514 shares authorized, issued and outstanding at June 30, 2018 and December 31, 2017	1,322	1,322
Common stock, par value $0.001, 100,000,000 shares authorized, 29,025,529 and 28,354,822 shares issued, 27,772,424 and 27,283,918 shares outstanding at June 30, 2018 and December 31, 2017	29,897	29,186
Treasury stock at cost, 1,253,105 and 1,070,904 shares at June 30, 2018 and December 31, 2017	(2,116,640)	(1,649,746)
Additional paid-in capital	84,742,385	83,563,208
Accumulated deficit	(30,963,818)	(32,406,189)
Total stockholders’ equity	51,693,146	49,537,781
Total liabilities and stockholders’ equity	$65,163,106	$66,222,636

Luna Innovations Incorporated
Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2018	2017
	(unaudited)
Cash flows used in operating activities
Net income/(loss)	$1,216,003	$(1,577,748)
Adjustments to reconcile net income/(loss) to net cash (used in)/provided by operating activities
Depreciation and amortization	622,577	1,753,748
Share-based compensation	212,149	321,756
Bad debt expense	6,000	40,753
Gain on disposal of fixed assets	(1,000)	(670)
Change in assets and liabilities
Accounts receivable	(1,522,604)	1,433,014
Contract assets	(645,824)	(326,333)
Inventory	(482,194)	(1,170,519)
Other current assets	164,809	325,005
Accounts payable and accrued expenses	(253,372)	(894,315)
Contract liabilities	(2,053,566)	(215,555)
Net cash used in operating activities	(2,737,022)	(314,321)
Cash flows used in investing activities
Acquisition of property and equipment	(198,012)	(796,217)
Intangible property costs	(185,909)	(318,942)
Proceeds from sale of property and equipment	1,000	3,000
Net cash used in investing activities	(382,921)	(1,112,159)
Cash flows used in financing activities
Payments on capital lease obligations	(25,309)	(25,611)
Payments of debt obligations	(916,665)	(916,666)
Repurchase of common stock	(466,894)	(143,266)
Proceeds from the exercise of options and warrants	840,078	820
Net cash used in financing activities	(568,790)	(1,084,723)
Net decrease in cash or cash equivalents	(3,688,733)	(2,511,203)
Cash and cash equivalents-beginning of period	36,981,533	12,802,458
Cash and cash equivalents-end of period	$33,292,800	$10,291,255

Luna Innovations Incorporated
Reconciliation of Net Income/(Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Net income/(loss)	$1,067,327	$(221,762)	$1,216,003	$(1,577,748)
Less loss from discontinued operations, net of income taxes	—	(298,817)	—	(789,534)
Net income/(loss) from continuing operations	1,067,327	77,055	1,216,003	(788,214)
Interest expense	33,988	60,386	75,234	124,760
Investment income	(100,846)	—	(175,756)	—
Tax expense	(98,133)	40,937	(96,736)	67,627
Depreciation and amortization	314,725	285,253	622,577	646,145
EBITDA	1,217,061	463,631	1,641,322	50,318
Share-based compensation	117,823	151,672	212,149	321,756
Adjusted EBITDA	$1,334,884	$615,303	$1,853,471	$372,074
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Investor Contact:
Jane Bomba
Luna Innovations Incorporated
Phone: 1.303.829.1211
Email: IR@lunainc.com